Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Polymers Holdings LLC:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/    KPMG LLP

Houston, Texas

March 30, 2005